UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 20, 2018

NV5 GLOBAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35849	45-3458017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 South Park Road, Suite 350 Hollywood, Florida	33021
(Address of Principal Executive Offices)	(Zip Code)

(954) 495-2112

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01     Entry into a Material Definitive Agreement.

On December 20, 2018, NV5 Global, Inc. (the “Company”) as borrower, entered into amendment No. 1 (“Amendment No. 1”) to a Credit Agreement dated December 7, 2016 (the “Credit Agreement”) with Bank of America, N.A, as administrative agent, swing line lender and letter of credit issuer, the other lenders party thereto, and certain of the Company’s subsidiaries as guarantors. Pursuant to the amended Credit Agreement, the lenders provide commitments totaling $125.0 million in aggregate through a termination date of December 20, 2023. The amended Credit Agreement also includes an accordion feature permitting the Company to request an increase in the Credit Agreement by an additional amount of up to $100.0 million.

Borrowings under the amended Credit Agreement are at variable rates which are, at the Company’s option, tied to a Eurocurrency rate equal to LIBOR (London Interbank Offered Rate) plus an applicable rate or a base rate denominated in U.S. dollars. Interest rates are subject to change based on the Company’s Consolidated Senior Leverage Ratio. The proceeds of the Credit Agreement are intended to be used to finance permitted acquisitions, capital expenditures, issuance of letters of credit and for general corporate purposes.

The amended Credit Agreement contains covenants that may have the effect of limiting the ability of the Company and its subsidiaries to, among other things, merge with or acquire other entities, enter into a transaction resulting in a Change in Control, create certain new liens, incur certain additional indebtedness, engage in certain transactions with affiliates, engage in new lines of business or sell a substantial part of its assets. The Credit Agreement also requires the Company to maintain certain consolidated leverage and fixed charge coverage ratios.

The amended Credit Agreement also contains customary events of default, including (but not limited to) default in the payment of principal or, following an applicable grace period, interest, breaches of the Company’s covenants or warranties under the Credit Agreement, payment default or acceleration of certain indebtedness of the Company or any subsidiary, certain events of bankruptcy, insolvency or liquidation involving the Company or its subsidiaries, certain judgments or uninsured losses, changes in control and certain liabilities related to ERISA based plans.

The foregoing is a summary of the material provisions of the amended Credit Agreement, which is Annex A to Amendment No. 1. This summary is qualified in its entirety by reference to Amendment No. 1 which is incorporated by reference in its entirety herein and a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is hereby incorporated into this Item 2.03 by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1

Amendment No. 1 to Credit Agreement, dated as of December 20, 2018 by and among NV5 Global, Inc., as borrower, the subsidiaries of NV5 Global, Inc. named therein, as guarantors, Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, including Annex A thereto.*

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that NV5 Global, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2018

NV5 GLOBAL, INC.

By: /s/ Michael P. Rama Name: Michael P. Rama Title: Vice President and Chief Financial Officer

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